SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 24, 2015

WATTS WATER TECHNOLOGIES, INC.

(Exact Name of Registrant as Specified in its Charter)

DELAWARE	001-11499	04-2916536
(State or Other Jurisdiction	(Commission File Number)	(IRS Employer
of Incorporation)		Identification No.)

815 Chestnut Street, North Andover, Massachusetts 01845

(Address of Principal Executive Offices) (Zip Code)

(978) 688-1811

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.  Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On March 24, 2015, Watts Water Technologies, Inc. (the “Company”) announced the appointment of Todd A. Trapp as the Company’s next Chief Financial Officer effective upon the commencement of his employment with the Company on April 9, 2015.

Mr. Trapp, 44, has served as Vice President of Financial Planning & Analysis of Honeywell International Inc. since August 2013.  Mr. Trapp originally joined Honeywell in 2002 and served in several senior financial roles prior to his current position, including as Chief Financial Officer of the Airlines Business Unit from November 2010 to August 2013, Vice President of Business Analysis & Planning for Honeywell’s Aerospace Division from 2008 to November 2010, Director of Finance for the Transportation Systems Division from 2006 to 2008, Director of Business Analysis & Planning from 2005 to 2006, Investor Relations Manager from 2003 to 2005 and Senior Financial Analyst from 2002 to 2003.  Honeywell is a Fortune 100 diversified technology and manufacturing leader, serving customers worldwide with aerospace products and services; control technologies for buildings, homes and industry; turbochargers; and performance materials.  Prior to joining Honeywell, Mr. Trapp worked as Assistant Treasurer at United Business Media Inc. and Manager of Treasury Services and Special Projects at Pearson Inc.

Mr. Trapp’s initial annual base salary will be $400,000.  Mr. Trapp will participate in the Company’s Executive Incentive Bonus Plan with a target bonus percentage equal to 60% of his base salary on a prorated basis for 2015.  The Company has agreed to pay customary, out-of-pocket expenses incurred by Mr. Trapp in connection with his relocation to the North Andover, Massachusetts area.

In connection with his hiring, Mr. Trapp will be granted shares of restricted stock with a value of $900,000 and a target number of performance shares with a value of $100,000.  The shares of restricted stock will vest 50% each year over two years.  The number of performance shares earned will be determined based on the Company’s performance against return on invested capital and revenue compound annual growth rate goals set by the Compensation Committee and may be from 0% to 200% of the number of target shares awarded to Mr. Trapp.  Mr. Trapp will also be eligible to receive an annual equity grant for 2015 and he will be eligible to participate in the Company’s Management Stock Purchase Plan in 2015.  Mr. Trapp will receive either a car leased by the Company or a $14,000 annual car allowance.  Mr. Trapp will also be eligible to participate in the Company’s customary employee benefit plans, including medical insurance plans, life insurance plan and retirement savings plan and he will be entitled to an annual Company-paid executive physical examination.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: March 24, 2015	WATTS WATER TECHNOLOGIES, INC.

	By:	/s/ Kenneth R. Lepage
Kenneth R. Lepage
General Counsel &
Executive Vice President of Human Resources